                                                                 Exhibit 10.105

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GUARANTOR:  Glimcher Realty Trust             DEBTOR:   Glimcher Properties
                                                        Limited Partnership

ADDRESS:    20 South Third Street             ADDRESS:  20 South Third Street
            Columbus, Ohio   43215                      Columbus, Ohio   43215

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GUARANTY


For the purpose of inducing Bankers Trust Company (hereinafter referred to as "Bank") to lend money or advance credit to, or renew, extend or forbear from demanding immediate payment of the Obligations of Glimcher Properties Limited Partnership (hereinafter referred to as "Debtor"), the undersigned (hereinafter referred to as "Guarantors" whether one or more), jointly and severally if more than one (which joint and several liability shall exist regardless of whether additional Guarantors have evidenced or may in the future evidence their undertaking by executing this Guaranty, by co-signing one or more promissory notes or other instruments of indebtedness, by executing one or more separate agreements of guaranty of any or all of the Obligations referred to herein or otherwise), hereby unconditionally guarantee the prompt and full payment to Bank when due, whether by acceleration or otherwise, of all Obligations of any kind for which Debtor is now or may hereafter become liable to Bank in any manner.

The word "Obligations" is used in its most comprehensive sense and includes, without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Debtor to Bank, either created by Debtor alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit, agreements of guaranty or otherwise, and any and all renewals of, extensions of or substitutes therefor, to the extent that such Obligations arise from or are connected with indebtedness owed by Debtor to Bank by reason of credit extended or to be extended to Debtor in the principal amount of $25,000,000.00, pursuant to a promissory note dated as of June __, 1999, and a Second Amended and Restated Loan Agreement dated as of May 15, 1997, as amended by that certain First Amendment dated June __, 1999.

Guarantors, and each of them, hereby promise that if one or more of the Obligations are not paid promptly when due, they, and each of them, will, upon request of Bank, pay the Obligations to Bank, irrespective of any action or lack of action on Bank's part in connection with the acquisition, perfection, possession, enforcement or disposition of any or all Obligations or any or all security therefor or otherwise, and further irrespective of any invalidity in any or all Obligations, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor.

Guarantors waive notice of any and all acceptances of this Guaranty. This Guaranty is a continuing guaranty, and, in addition to covering all present Obligations of Debtor to Bank, will extend to all future Obligations of Debtor to Bank, and this whether such Obligations are reduced or entirely extinguished and thereafter increased or reincurred. This Guaranty is made and will remain in effect as to any and all Obligations of Debtor incurred or arising prior to receipt by the loan officer of Bank who is handling Debtor's Obligations of written notice of termination of this Guaranty. No such written notice or other revocation will in any way affect the duties of Guarantors to Bank with respect to either Obligations incurred by Debtor or instruments executed by Debtor prior to the receipt of such notice by such loan officer of Bank. In addition, no such written notice or other revocation will in any way affect the liabilities of Guarantors to Bank with respect to revolving Obligations of Debtor on which loans or advances are made, whether such loans or advances are made prior or subsequent to such notice. Revocation by any one or more of Guarantors will not affect the duties of the remaining Guarantor or Guarantors.

Bank's rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Bank as a result of the bankruptcy, insolvency or reorganization of Debtor, Guarantors, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

Guarantors waive any claims or other rights which they might now have or hereafter acquire against Debtor or any other person, guarantor, maker or endorser primarily or contingently liable on the Obligations that arise from the existence or performance of Guarantors' obligations under this Guaranty or under any instrument or agreement with respect to any property constituting collateral or security herefor, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Bank against Debtor or any collateral security therefor which Bank now has or hereafter acquires; whether such claim, remedy or right arises in equity, under contract or statute, at common law, or otherwise.

Notwithstanding anything to the contrary herein, the Guarantors' obligations hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Guarantors' obligations thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of Guarantors, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such entity in respect to intercompany indebtedness to Debtor or other affiliates of Debtor to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantors hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of Guarantors pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among Guarantors and other affiliates of Debtor of obligations arising under guarantees by such parties (such limitation being the "Cap").

Guarantors agree that the Obligations may at any time and from time to time exceed the Cap of such Guarantors without impairing this Guaranty or, subject to the previous paragraph, affecting the rights and remedies of Bank hereunder.

Guarantors, and each of them, hereby agree that, to the extent that each or any Guarantors shall have paid more than their proportionate share of any payment made hereunder, such Guarantors shall be entitled to seek and receive contribution from and against any other Guarantors hereunder who have not paid their proportionate share of such payment. Guarantors' right of contribution shall be subject to the terms and conditions of the waiver of subrogation contained in the paragraph below. The provisions of this paragraph relating to Guarantors' rights to contribution shall in no respect limit the obligations and liabilities of Guarantors to Bank, and Guarantors shall remain liable to Bank for the full amount guaranteed by Guarantors hereunder.

Guarantors waive presentment, demand, protest, notice of protest and notice of dishonor or other nonpayment of any and all Obligations and further waive notice of sale or other disposition of any collateral or security now held or hereafter acquired by Bank. Guarantors agree that no extension of time, whether one or more, nor any other indulgence granted by Bank to Debtor, or to Guarantors, or any of them, and no omission or delay on Bank's part in exercising any right against, or in taking any action to collect from or pursue Bank's remedies against Debtor or

Guarantors, or any of them, will release, discharge or modify the duties of Guarantors. Guarantors agree that Bank may, without notice to or further consent from Guarantors, release or modify any collateral, security or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of Guarantors hereunder. Guarantors further agree that Bank will not be required to pursue or exhaust any of its rights or remedies against Debtor or Guarantors, or any of them, with respect to payment of any of the Obligations, or to pursue, exhaust or preserve any of its rights or remedies with respect to any collateral, security or other guaranties given to secure the Obligations, or to take any action of any sort, prior to demanding payment from or pursuing its remedies against Guarantors.

Guarantors agree that any legal suit, action or proceeding arising out of or relating to this Guaranty may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waive any objection which they may have now or hereafter to the laying of venue of any such suit, action or proceeding; and irrevocably submit to the jurisdiction of any such court in any such suit, action or proceeding.

WAIVER OF RIGHT TO TRIAL BY JURY
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GUARANTORS ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN GUARANTORS AND BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS GUARANTY ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, GUARANTORS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS GUARANTY OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

If any Obligation of Debtor is assigned by Bank, this Guaranty will inure to the benefit of Bank's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments, provided that no assignment will operate to relieve Guarantors, or any of them, from any duty to Bank hereunder with respect to any unassigned Obligation. In the event that any one or more of the provisions contained in this Guaranty or any application thereof shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other applications thereof shall not in any way be affected or impaired thereby. This Guaranty shall be construed in accordance with the law of the State of Ohio.

This Guaranty and all documents, agreements, understandings and arrangements relating to the transactions contemplated hereby have been or will be executed or entered into on behalf of Glimcher Realty Trust by one or more officers or trustees of Glimcher Realty Trust, which has been formed as a Maryland real estate investment trust pursuant to a Declaration of Trust of Glimcher Realty Trust dated as of September 1, 1993, in their capacities as officers or trustees, and not individually, and neither the trustees, officers or shareholders of Glimcher Realty Trust shall be bound or have any personal liability hereunder or thereunder. Bank shall look solely to the assets of Glimcher Realty Trust for satisfaction of any liability of Glimcher Realty Trust in respect hereof and in respect of all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the trustees, officers or shareholders of Glimcher Realty Trust or any of their personal assets for the performance or payment of any obligation of Glimcher Realty Trust hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions hereunder between Glimcher Realty Trust and Bank.

Executed and delivered at Columbus, Ohio, this __ day of June, 1999.



                                        GUARANTOR:

                                        GLIMCHER REALTY TRUST



                                        By:  William G. Cornely
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                                        Its: Executive Vice President, Chief
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                                             Financial Officer and Chief
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                                             Operating Officer
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